Exhibit 99.1

Unique Logistics International Reports Fiscal Third Quarter Financial Results

- Subsidiary acquisitions closed on February 21, 2023 –

-Year to date net income of $7.3 million-

NEW YORK, April 20, 2023 /PRNewswire/ — Unique Logistics International, Inc. (OTCMKTS: UNQL) (“Unique” or the “Company”), a global logistics and freight forwarding company, today announced results for its third fiscal quarter ended February 28, 2023. This is the reporting quarter in which the Company completed critical acquisitions. The acquisitions closed on February 21, 2023 and thus there was no discernable impact on revenue or net income in the third quarter.

“The recent acquisitions position Unique to execute our strategy to deliver a scalable operating model with what we anticipate will be a positive impact going forward. We believe the income statement will see a considerable boost from the acquisitions beginning in our fourth fiscal quarter,” said Sunandan Ray, Chief Executive Officer.

Third Quarter Key Metrics

The quarter ended February 28, 2023 saw a substantial decline in the shipping market. Compared with the prior year, there was also a significant decrease in shipping prices. The combined impact is reflected in the decline in the Company’s revenue. The impact of reduced shipping was particularly severe on the more expensive air freight sector.

(in millions)

	For the Three Months Ended February 28		For the Nine Months Ended February 28
	2023	2022	2023	2022

Revenue	$49.6	$250.4	$275.0	$845.6
Net Income (Loss)	0.7	(4.9)	7.3	1.6
Adjusted EBITDA	$0.5	$2.5	$10.8	$14.8

Pro-forma information is presented below on the impact the acquisitions would have had if in place for the entire reported periods.

Pro Forma Results with Acquisitions

UNIQUE LOGISTICS INTERNATIONAL, INC.

Pro Forma Information (Unaudited)

(in millions)

	For The Nine Months Ended February 28, 2023	For The Nine Months Ended February 28, 2022

Revenue, net	$384.1	$1,041.0
Net Income attributable to registrant	$14.1	$18.7

Third Quarter Financial Results

●	Gross Profit margins improved to 12.8% in the three months ended February 28, primarily due to procurement strategies in a seasonal off-peak market.
●	Operating expenses fell 80.1% in line with the reduction in revenue.
●	Net Income was approximately $663 thousand for the three months ended February 28, 2023, compared to a net loss of approximately $4.9 million for the three months ended February 28, 2022. For the year to date, Net Income was $7.3 million compared with $1.6 million for the equivalent prior year period.
●	Adjusted EBITDA was $534 thousand for the three months ended February 28, 2023. For the year to date adjusted EBITDA was $10.8 million.
●	Working capital deficit of $9.7 million is primarily the result of our use of short-term financing to fund the acquisitions. The Company has started to pay off such short-term debt and expects to revert to a positive working capital position by the end of the current fiscal year on May 31, 2023.

“The most significant event of the third quarter was the critical closing of the acquisitions we have targeted for so long. These acquisitions will add to our net income and strategic growth potential. In the nine month period to February 28, 2023, had the acquisitions been in place at the start of the period, our share of the revenue of the acquired companies would have been $109.1 million.

“We continue to seek other acquisition opportunities. We remain on track with our planned merger with Edify Acquisition Corporation (NASDAQ: EAC) to secure our position as a Nasdaq listed company with the liquidity to execute on M&A activities,” said Sunandan Ray, Chief Executive Officer.

“Third quarter reflects market slowdown due to seasonal factors as well as excess inventory following the post-Covid build up. Nevertheless, we were able to focus on improved gross margin yields and deliver year to date Net Income of $7.3 million.”

Business Outlook

“The short-term liabilities associated with the acquisitions should be substantially paid off or refinanced with long-term debt by the end of our fourth quarter with $6 million already having been paid off using operating cash flow. We believe that continuing to drive improvements in our customer and carrier experience and the expertise of our team will lead to gains in market share and growth. Ultimately, our efforts should lead to additional gains in productivity, which reduces our operating costs, and improves returns to shareholders.”

Mr. Ray concluded: “The Company continues to pursue its previously announced business combination with Edify, subject to closing conditions including receipt of required regulatory and stockholder approvals. The Edify merger values the Company at an enterprise value of approximately $360 million inclusive of the international acquisitions that the Company reported on February 27, 2023. At the closing of the merger, it is expected that the Company’s shareholders will receive Edify common stock equal to approximately $0.03 per share for each share of the Company’s common stock that they own or into which their shares of the Company’s preferred stock are convertible.”

About Unique Logistics International, Inc.

Unique Logistics International, Inc. (OTC Markets: UNQL) through its wholly owned operating subsidiaries, is a global logistics and freight forwarding company providing a range of international logistics services that enable its customers to outsource to the Company sections of their supply chain process. The services provided are seamlessly managed by its network of trained employees and integrated information systems. We enable our customers to share data regarding their international vendors and purchase orders with us, execute the flow of goods and information under their operating instructions, provide visibility to the flow of goods from factory to distribution center or store and when required, update their inventory records.

For more information on UNQL and its businesses, please visit www.unique-usa.com.

About Non-GAAP Financial Measures (Adjusted EBITDA)

We define adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization and other non-recurring income or expenses.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplement to net income as an indicator of operating performance. For this reason, we believe adjusted EBITDA will also be useful to others, including our stockholders, as a valuable financial metric.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

Although we believe that the expectations reflected in these forward-looking statements such as the growth in revenues, along with the statements under the heading Business Outlook are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to clients. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended May 31, 2022. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations

MZ North America

Brian M. Prenoveau, CFA

561-489-5315

UNQL@mzgroup.us

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

(Unaudited)

	For the	For the	For the	For the
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	28-Feb-23	28-Feb-22	28-Feb-23	28-Feb-22
Revenues:
Airfreight services	$13,206,112	127,787,167	$64,721,816	$455,020,012
Ocean freight and ocean services	23,106,949	104,379,472	159,292,026	343,102,200
Contract logistics	755,034	725,932	2,499,459	2,659,652
Customs brokerage and other services	12,559,407	17,543,324	48,460,306	44,856,580
Total revenues	49,627,502	250,435,895	274,973,607	845,638,444

Costs and operating expenses:
Airfreight services	11,964,314	127,220,095	59,465,104	447,865,096
Ocean freight and ocean services	19,722,259	99,620,036	142,806,034	323,381,733
Contract logistics	215,245	459,492	846,226	1,529,318
Customs brokerage and other services	11,397,398	16,011,938	44,773,324	41,330,633
Salaries and related costs	3,076,221	2,551,481	10,036,200	8,120,799
Professional fees	39,082	190,765	1,213,807	669,091
Rent and occupancy	883,681	508,621	2,026,363	1,478,600
Selling and promotion	1,471,236	899,097	2,033,668	4,591,715
Depreciation and amortization	203,390	196,347	606,030	585,019
Other	323,747	524,933	993,508	1,975,000
Total costs and operating expenses	49,296,573	248,182,805	264,800,264	831,527,004

Income from operations	330,929	2,253,090	10,173,343	14,111,440

Other income (expenses)
Interest expense	(546,791)	(1,395,396)	(2,876,776)	(4,566,876)
Amortization of debt discount	-	-	-	(776,515)
Loss on extinguishment of convertible notes payable	-	(1,344,087)	-	(564,037)
Gain on forgiveness of promissory note	-	-	-	358,236
Change in fair value of derivative liabilities	64,955	(4,275,986)	809,611	(4,275,986)
Other Income	-	60,000	-	60,000

Total other income (expenses)	(481,836)	(6,955,469)	(2,067,165)	(9,765,178)

Net income (loss) before income taxes	(150,907)	(4,702,379)	8,106,178	4,346,262

Income tax (credit) expense	(814,080)	228,207	849,967	2,765,207

Net income (loss)	663,173	(4,930,586)	7,256,211	1,581,055

Deemed Dividend	-	(4,565,725)	-	(4,565,725)
Net income (loss) available to common shareholders	$663,173	$(9,496,311)	$7,256,211	$(2,984,670)

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	28-Feb-23	31-May-22
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$14,402,666	$1,422,393
Accounts receivable, net	40,438,290	74,746,036
Contract assets	3,859,562	30,970,581
Other current assets and prepaids	3,769,572	1,404,021
Total current assets	62,470,090	108,543,031

Property and equipment, net	1,691,248	188,889

Other long-term assets:
Goodwill	8,449,454	4,463,129
Identifiable intangible assets, net	13,322,344	7,337,704
Equity-method investments	10,861,111	-
Operating lease right-of-use assets, net	10,931,331	2,408,098
Deferred tax asset, net	1,193,610	942,748
Other noncurrent assets	2,021,926	1,028,336
Total other long-term assets	46,779,776	16,180,015
Total assets	$110,941,114	$124,911,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$17,462,662	$49,028,862
Accrued expenses and current liabilities	10,178,857	5,666,159
Accrued freight	8,056,941	9,240,650
Contract Liabilities	358,365	468,209
Revolving credit facility	9,882,529	38,141,451
Current portion of notes payable	17,804,500	608,333
Current portion of noncurrent debt due to related parties	325,478	301,308
Current portion of operating lease liability	2,422,306	912,618
Other current liabilities	5,710,057	-
Total current liabilities	72,201,695	104,367,590
Noncurrent liabilities:
Noncurrent portion of notes payable	1,500,000	-
Noncurrent debt due to related parties, net of current portion	150,655	397,968
Derivative liabilities	11,628,383	12,437,994
Operating lease liability, net of current portion	8,813,569	1,593,873
Other noncurrent liabilities	-	282,666
Total noncurrent liabilities	22,092,607	14,712,501

Total liabilities	94,294,302	119,080,091

Commitments and contingencies	-	-

Stockholders’ Equity:
Preferred Stock, $0.001 par value: 5,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value; 120,065 and 130,000, issued and outstanding as of February 28, 2023, and May 31, 2022, respectively. Liquidation preference $120 on February 28, 2023	120	130
Series B Convertible Preferred stock, $0.001 par value; 820,800 shares issued and outstanding as of February 28, 2023, and May 31, 2022, respectively. Liquidation preference $821 on February 28, 2023	821	821
Series C Convertible Preferred stock, $0.001 par value; 195 shares, issued and outstanding as of February 28, 2023, and May 31, 2022, respectively. Liquidation preference $18.5 million on February 28, 2023	-	-
Series D Convertible Preferred stock, $0.001 par value; 180 and 187, issued and outstanding as of February 28, 2023, and May 31, 2022, respectively. Liquidation preference $17.3 million on February 28, 2023	-	-
Preferred stock, value

Common stock $0.001 par value; 800,000,000 shares authorized, 799,141,770 and 687,196,478 common shares issued and outstanding as of February 28, 2023, and May 31, 2022, respectively.	799,143	687,197

Additional paid-in capital	180,220	292,155
Retained earnings	12,107,752	4,851,541
Total Stockholders’ equity attributable to registrant	13,088,055	5,831,844
Equity attributable to noncontrolling interests	3,558,757	-
Total Stockholder’s Equity	16,646,812	5,831,844
Total Liabilities and Stockholders’ Equity	$110,941,114	$124,911,935

UNIQUE LOGISTICS INTERNATIONAL, INC.

Adjusted EBITDA

	For the Three	For the Three
	Months Ended	Months Ended
	28-Feb-23	28-Feb-22
Net income (loss)	$663,173	$(4,930,586)

Add Back:
Income tax	(814,080)	228,207
Depreciation and amortization	203,390	196,347
(Gain) loss on extinguishment of convertible notes	-	1,344,087
Interest expense (including accretion of debt discount)	546,791	1,395,396
Change in fair value of derivative liabilities	(64,955)	4,275,986

Adjusted EBITDA	$534,319	$2,509,437

	For the Nine	For the Nine
	Months Ended	Months Ended
	28-Feb-23	28-Feb-22
Net income	$7,256,211	$1,581,055

Add Back:
Income tax	849,967	2,765,207
Depreciation and amortization	606,030	585,019
Gain on forgiveness of promissory notes		(358,236)
Loss on extinguishment of convertible notes		564,037
Factoring fees		27,000
Change in fair value of derivative liabilities	(809,611)	4,275,986
Interest expense (including accretion of debt discount)	2,876,776	5,343,391

Adjusted EBITDA	$10,752,373	$14,783,459